RESTATED ARTICLES OF INCORPORATION

                                       of

                              ENVIRO-RECOVERY, INC.


                                   ARTICLE ONE

         Enviro-Recovery, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copies the original Articles of Incorporation and all amendments thereto made on June 1, 1995 and April 14, 1997, that are in effect as of the date of this Restated Articles of Incorporation and as further amended by these Restated Articles of Incorporation. These Restated Articles of Incorporation contain no other change in any provision.

                                   ARTICLE TWO

         The Articles of Incorporation of the corporation are amended by the Restated Articles of Incorporation as follows:

         The capitalization of the corporation is hereby amended to increase the number of authorized shares of capital stock and to provide for a class of preferred stock as follows:

         SECTION FOUR: The total number of shares of capital stock of all classes which the corporation is authorized to issue is 250,000,000, of which 248,000,000 shares are Common Stock, par value $.0001 and 2,000,000 are Preferred Stock, par value $.001 per shares.

         The relative rights of the Common Stock and the Preferred Stock are as follows:

         A. Common Stock: Except as may be otherwise required by law or by this Restated Articles of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of such stock held by him on all matters to be voted upon by the shareholders.

         B. Preferred Stock: The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of the Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:


          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value;


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          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

          (d) whether the shares of such series shall be subject to redemption by the corporation, and if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets of the corporation.

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, to the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of capital stock of the corporation of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of Preferred Stock.

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional capital stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

          The powers, preferences and relative, participating optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares


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

          of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

         The following provision is amended to indicate its application to all the capital stock of the corporation, unless specifically provided by the Board of Directors upon issuance of a class or series of Preferred Stock, from the previous provision which applied only to the Common Stock as follows:

         SECTION FIVE: No shares of the capital stock of the corporation, unless specifically provided by the Board of Directors upon issuance of a class or series of Preferred Stock, shall carry and no shareholder of the corporation shall possess or enjoy any preemptive rights to acquire additional, unissued or treasury shares of capital stock of the corporation.

         The following provision is amended to indicate its application to all the capital stock of the corporation from the previous provision which applied only to the Common Stock as follows:

         SECTION SIX: No shares of the capital stock of the corporation shall carry and no shareholders of the corporation shall possess or enjoy any cumulative voting rights in the election of directors of the corporation.

         The following provision is added to the Restated Articles of Incorporation to conform to the Texas Business Corporation Act.

         SECTION SEVEN: The corporation will not commence business until it has received for the issuance of its shares of capital stock consideration of the value of at least one thousand dollars.

         The following provisions are added to the Restated Articles of Incorporation to provide for indemnification of the officers and directors as provided under the Texas Business Corporation Act and to eliminate the requirement of a two-thirds vote on such matters as specified in the Texas Business Corporation Act.

         SECTION EIGHT: The following provisions are for the purpose of defining, limiting and regulating the powers of the corporation and the directors and of the shareholders, provided, however, that said provisions shall not be deemed exclusive of any rights or liabilities otherwise granted or imposed by the laws of the State of Texas:

                  (a) The liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Texas Business Corporation Act and by the provisions of the Texas Miscellaneous Corporation Laws Act, as the same may be amended and supplemented.

                  (b) The corporation shall, to the fullest extent permitted by the provisions of Article 2.02-1 of the Texas Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Article.

                  (c) With respect to any matter for which the affirmative vote of the holders of at least a two-thirds portion of the shares entitled to vote is otherwise required by the Texas Business Corporation Act, the act of the


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

shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of at least two-thirds portion of the shares of any class is otherwise required by the Texas Business Corporation Act, the act of the holders of shares of that class on that matter shall be the affirmative vote of the holders of a majority of the shares of that class, rather than the affirmative vote of the holders of shares of that class otherwise required by the Texas Business Corporation Act.

         The provisions relating to the registered office and agent are amended to provide for a new registered office and agent as follows:

         SECTION NINE: The post-office address of the registered office of the corporation in the State of Texas is c/o Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company, 800 Brazos, Austin, Texas 78701, and the name of the initial registered agent of the corporation at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

         The following provision is to update the names of the current directors:

         SECTION TEN: The minimum number of directors constituting the Board of Directors of the corporation is one, and the name of and the address of each person who is to serve as a director until the next annual meeting of the shareholders or until the successor is elected and qualified are:

Name                                 Address
Steven Schock                        c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

David Neitzke                        c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

William Heide                        c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

Jeffrey Noeldner                     c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

Mark Christopher                     c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

Jeff Wierichs                        c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

         The following provision is added to the Restated Articles of Incorporation to comply with the Texas Business Corporation Act:

         SECTION ELEVEN: From time to time any of the provision of these Restated Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted in the manner and at the time prescribed by said



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


laws, and all contracts and rights at any time conferred upon the shareholders of the corporation by these Restated Articles of Incorporation are granted subject to the provisions of this Article.

                                  ARTICLE THREE

         Each amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and each amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the corporation on the 20th day of March, 1999.

                                  ARTICLE FOUR

         In connection with the Annual Meeting of Shareholders held March 20, 1999, the number of shares outstanding on the record date was 47,251,174 and the number of shares entitled to vote on amendments to the Restated Articles of Incorporation was 35,599,801. For the changes set forth above under Section Four of Article Two of these Restated Articles of Incorporation the number of shares voted for the amendment was 35,351,385; and for the changes set forth above under Sections Five, Six, Seven, Eight, Nine, Ten and Eleven of Article Two of these Restated Articles of Incorporation the number of shares voted for the amendments was 35,223,771. Each of the amendments to the Restated Articles of Incorporation was approved by greater than two- thirds of the shares outstanding on the record date of the Annual Meeting.

                                  ARTICLE FIVE

         The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof as set forth above:

         SECTION ONE: The name of the corporation is ENVIRO-RECOVERY, INC.

         SECTION TWO: The period of duration of the corporation is perpetual.

         SECTION THREE: The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

         SECTION FOUR: The total number of shares of capital stock of all classes which the corporation is authorized to issue is 250,000,000, of which 248,000,000 shares are Common Stock, par value $.0001 and 2,000,000 are Preferred Stock, par value $.001 per shares.

         The relative rights of the Common Stock and the Preferred Stock are as follows:

         A. Common Stock: Except as may be otherwise required by law or by this Restated Articles of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of such stock held by him on all matters to be voted upon by the shareholders.

         B. Preferred Stock: The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it




11969.1
                                                         5
prior to issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of the Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

          (d) whether the shares of such series shall be subject to redemption by the corporation, and if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets of the corporation.

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, to the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of capital stock of the corporation of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of Preferred Stock.

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional capital stock, including additional shares of such series or of any other series of preferred stock or of any other class; and


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


          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

          The powers, preferences and relative, participating optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

         SECTION FIVE: No shares of the capital stock of the corporation shall carry and no shareholder of the corporation shall possess or enjoy any preemptive rights to acquire additional, unissued or treasury shares of capital stock of the corporation.

         SECTION SIX: No shares of the capital stock of the corporation shall carry and no shareholders of the corporation shall possess or enjoy any cumulative voting rights in the election of directors of the corporation.

         SECTION SEVEN: The corporation will not commence business until it has received for the issuance of its shares of capital stock consideration of the value of at least one thousand dollars.

         SECTION EIGHT: The following provisions are for the purpose of defining, limiting and regulating the powers of the corporation and the directors and of the shareholders, provided, however, that said provisions shall not be deemed exclusive of any rights or liabilities otherwise granted or imposed by the laws of the State of Texas:

         (a) The liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Texas Business Corporation Act and by the provisions of the Texas Miscellaneous Corporation Laws Act, as the same may be amended and supplemented.

         (b) The corporation shall, to the fullest extent permitted by the provisions of Article 2.02- 1 of the Texas Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Article.

         (c) With respect to any matter for which the affirmative vote of the holders of at least a two-thirds portion of the shares entitled to vote is otherwise required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of at least two-thirds portion of the shares of any class is otherwise required by the Texas Business Corporation Act, the act of the holders of shares of that class on that matter shall be the affirmative vote of the holders of a majority of the shares of that class, rather than the affirmative vote of the holders of shares of that class otherwise required by the Texas Business Corporation Act.


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


         SECTION NINE: The post-office address of the registered office of the corporation in the State of Texas is c/o Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company, 800 Brazos, Austin, Texas 78701, and the name of the initial registered agent of the corporation at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

         SECTION TEN: The minimum number of directors constituting the Board of Directors of the corporation is one, and the name of and the address of each person who is to serve as a director until the next annual meeting of the shareholders or until the successor is elected and qualified are:

Name                                 Address
Steven Schock                        c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

David Neitzke                        c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

William Heide                        c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

Jeffrey Noeldner                     c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

Mark Christopher                     c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

Jeff Wierichs                        c/o  2200 East Lake Shore Drive
                                     Ashland, Wisconsin

         SECTION ELEVEN: From time to time any of the provision of these Restated Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all contracts and rights at any time conferred upon the shareholders of the corporation by these Restated Articles of Incorporation are granted subject to the provisions of this Article.

March 24, 1999                            ENVIRO-RECOVERY, INC


                                          By:   /s/ Steven Schock
                                             -----------------------
                                                Steven Schock, President



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